UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2024

PB Bankshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-40612	86-3947794
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

185 East Lincoln Highway, Coatesville, Pennsylvania		19320
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (610) 384-8282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PBBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2024, Presence Bank (the “Bank”), a wholly owned subsidiary of PB Bankshares, Inc. (the “Company”) entered into an Agreement for the Sale of Commercial Real Estate (the “Agreement”) with Campbell Broth3rs Enterprises LLC, a Pennsylvania limited liability company (the “Buyer”), to sell the Bank’s branch at 126 South 3rd Street, Oxford, Pennsylvania (the “Oxford Branch”). The purchase price of $625,788 will be payable to the Bank at closing. The Agreement contains customary representations and warranties that the Bank and the Buyer have made to each other. Subject to customary closing conditions, the transaction is expected to close on or about December 1, 2024.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

Item 8.01 Other Events

Coinciding with the sale of the Oxford Branch, the Bank will relocate the branch to leased space at 24 South 3rd Street in downtown Oxford. The Bank is committed to its Oxford area customers and the sale of the Oxford Branch is intended to have minimal disruption to both customers and associates as the leased location is closer to the center of town and approximately 750 feet from the current location.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PB BANKSHARES, INC.

DATE: July 29, 2024	By:	/s/ Lindsay S. Bixler
Lindsay S. Bixler
Executive Vice President and Chief Financial Officer